Exhibit 99.1
Hudson Securities Airline Conference December 8, 2010

Safe Harbor This presentation contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions, and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including, without limitation, our extremely competitive industry; volatility in financial and credit markets which could affect our ability to obtain debt and/or lease financing or to raise funds through debt or equity issuances; increases in fuel prices, maintenance costs and interest rates; our ability to implement our growth strategy, including the ability to operate reliably the EMBRAER 190 aircraft and our new terminal at JFK; our significant fixed obligations; our ability to attract and retain qualified personnel and maintain our culture as we grow; our reliance on high daily aircraft utilization; our dependence on the New York metropolitan market and the effect of increased congestion in this market; our reliance on automated systems and technology; our being subject to potential unionization; our reliance on a limited number of suppliers; changes in or additional government regulation; changes in our industry due to other airlines' financial condition; a continuance of the economic recessionary conditions in the U.S. or a further economic downturn leading to a continuing or accelerated decrease in demand for domestic and business air travel; and external geopolitical events and conditions. Further information concerning these and other factors is contained in the Company's Securities and Exchange Commission filings, including but not limited to, the Company's 2009 Annual Report on Form 10-K and Quarterly Reports on 10-Q. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this presentation.

JetBlue Well-Positioned Focused on maintaining financial strength Seizing network growth opportunities Low cost structure Unique brand & culture

Free Cash Flow Drives Sustainable Growth JetBlue Year-End Free Cash Flow ($ Millions)

($ Millions) Continued Aircraft Capex Reduction

(CHART) Strong Liquidity Position Among U.S. Carriers Cash as % of TTM Revenues As of September 30, 2010 Source: Company 10-Qs and press releases

Manageable Debt Maturities ($ Millions)

Flexible Fleet Order Book - Ability to Moderate or Accelerate Growth Moderate or Accelerate Growth Moderate or Accelerate Growth Number of Aircraft

2010 Growth Drivers Capacity Reallocation Caribbean Boston Rest of Network +5% +5% (1%) 3Q10 ASMs

Maximizing Revenue in Key Growth Regions Boston Caribbean & Latin America New York/JFK Building relevance to business & leisure customers Opportunistic in changing competitive landscape Strong Visiting Friends & Relatives (VFR) traffic complements leisure traffic Valuable slot portfolio & new JFK terminal

Largest Carrier in Boston with Most Departures & Most Destinations Served 1Q07 1Q11E Daily Departures 40 80 Destinations Served 19 39 Gates 6 12

Opportunistic Growth in Caribbean & Latin America

Seizing on Changes in Competitive Landscape in San Juan Landscape in San Juan Landscape in San Juan Source: OAG schedules Daily ASMs (Millions)

Leveraging Unique Position as Largest Domestic Carrier at JFK 330 slots 150 daily departures Existing partners: J F K A i r p o r t Largest international US gateway 550 daily departures 60 international flag carriers 25 unaffiliated with alliances

New Customer Service System Drives Revenue Growth Enhanced codeshare and interline opportunities Real time GDS connectivity Improved revenue management capabilities New fare products and offerings aimed at business customers Even More Legroom variable pricing Refundable fares

Increased Relevance to Business Customers GDS real-time availability Revamped TrueBlue program Dollar spend-based awards Fare flexibility Refundable fares Corporate contracts Schedule optimization Product enhancements EML pre-boarding

Revenue Environment Has Steadily Improved Revenue Environment Has Steadily Improved 3Q09 4Q09 1Q10 2Q10 3Q10 YOY PRASM Change YOY Capacity Change

4Q10 Revenue Update Original guidance Revised view PRASM change 13 11 RASM change 11 9 12-15% 10-12% Strong November & December revenue performance, even with significant capacity increases Strategy to aggressively hold out for yield during peak travel periods has not materialized as well as expected Passenger revenue impact of TrueBlue points expiration now estimated at $15M (up from $10M) for 4Q10 YoY PRASM change 10-13% 8-10% YoY RASM change

4Q10 Revenue Guidance Appeared Achievable Based on Booking Curve & Prior Peak Performance Peak What we expected... ....what's been happening Strong yields Compressed booking curve Higher LF at expense of yield Close-in bookings not as strong Shoulder Strong yields and LF As expected Florida Limited impact of JBLU and OA capacity increases Peaks stronger than troughs Capacity changes more dilutive than expected Peaks lagging troughs Transcon Strong fare environment Deep, extended OA discounting Latin "Good" performance based on market maturation "Great" performance year-over- year Periods Periods

Strong Ancillary Revenue Growth Strong Ancillary Revenue Growth ($ Millions)

(CHART) Cost Performance Improving 1Q10 2Q10 3Q10 9% 8% 3% YOY Ex-Fuel CASM Change 2 - 4% 4Q10E One-time Sabre expenses have dissipated JFK runway project complete Improving Pilot productivity

Youngest, Most Fuel Efficient Fleet in the U.S. (Age in Years) *As of December 31, 2009 Source: Company 10-Ks

A Different Kind of Culture... A Different Kind of Airline

JetBlue Well-Positioned Focused on maintaining financial strength Seizing network growth opportunities Low cost structure Unique brand & culture